Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Form S-8 Registration Statement of Charter Communications, Inc. dated May 20, 2016 pertaining to the TWC Savings Plan (the “Plan”) of our report dated April 25, 2016, with respect to the financial statements and schedules of the TWC Savings Plan included in the Plan’s Annual Report (Form 11-K) for the year ended December 31, 2015, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Charlotte, North Carolina

May 20, 2016